Exhibit 99.1

FOR IMMEDIATE RELEASE

BroadVision Contact:

Bill Herrick

BroadVision Investor Relations

650.542.3865

ir1@broadvision.com

BroadVision, Inc. Announces First Quarter 2005 Results

REDWOOD CITY, CALIF. —  April 20, 2005 — BroadVision, Inc. (NASDAQ: BVSN), a global provider of web self-service solutions, today reported financial results for its first quarter ended March 31, 2005. Revenue for the first quarter was $16.4 million, compared with revenue of $19.8 million for the fourth quarter ended December 31, 2004 and $20.9 million for the first quarter of 2004. License revenue for the quarter totaled $4.4 million versus $7.3 million in the fourth quarter of 2004 and $7.8 million in the comparable quarter of 2004.

In the first quarter, BroadVision posted net income on a generally accepted accounting principles (GAAP) basis of $2.9 million, or $0.09 per diluted share, as compared with a GAAP net loss of $386,000, or $0.01 per share, for the fourth quarter of 2004, and a GAAP net loss of $867,000, or $0.03 per share, in the first quarter of 2004.  The GAAP profit in the most recent quarter included non-operating and restructuring credits of over $5.5 million, consisting of a $1.1 million gain on the disposition of equity investments, a $2.5 million gain on the revaluing of common stock warrants and a $2.0 million tax benefit related to the reversal of certain income tax accruals determined during the first fiscal quarter to be no longer required.

Pro forma net loss for the first quarter of 2005 was $1,547,000, or $0.05 per share, compared with pro forma net income of $930,000, or $0.03 per diluted share, in the fourth quarter of 2004 and a pro forma net loss of $297,000, or $0.01 per share, in the first quarter of 2004.  These pro forma results exclude restructuring charges and credits, gains and losses from the revaluation of common stock warrants, and credits from the reversal of income tax accruals.  A reconciliation of pro forma results to GAAP results is provided in the financial information attached to this press release. The Company believes its pro forma results provide useful information because they reflect the Company’s financial performance excluding certain charges, credits, gains and losses that the Company believes are not indicative of its ongoing operations.

 “The first fiscal quarter revenue is usually relatively weak due to seasonality and we continued to see a challenging selling environment across all geographies,” said Dr. Pehong Chen, BroadVision president and CEO.  “We experienced some purchasing delays at quarter-end for deals that closed in the first week of April.  We will continue to focus on improved execution and expense controls that maximize efficiencies and shareholder value.”

During the first quarter of 2005, BroadVision closed new and repeat business in all key vertical markets with customers such as Children’s Hospital of Philadelphia (CHOP), EBS Dealing Resources, Indian Railways, Himawari Networks, Pillsbury Winthrop LLP, Baker Hughes and Stream/NTT.

Pending Stockholder Approval

As previously disclosed, the terms of the Company’s outstanding $16 million of convertible notes issued in November 2004 require principal repayments beginning in June 2005.  The monthly repayments of $1.1 million (which will likely increase to $2.1 million effective September 2005) may be made in either cash or, upon the satisfaction of various conditions, shares of the Company’s common stock.  These conditions include the Company’s compliance with all requirements of the note agreements and applicable Nasdaq listing standards, which require among other things that the Company obtain stockholder approval to make payments on the notes in stock.

A vote on this matter will be taken at the Company’s upcoming annual meeting of stockholders on May 24, 2005.  The Company believes that the passage of this proposal and the satisfaction of the aforementioned conditions are important to ensure that the Company retains sufficient working capital to operate its business.  Further, the proxy statement includes the recommendation of the Company’s Board of Directors for a “yes” vote.

Conference Call

BroadVision will hold a conference call to discuss this press release and related matters at 5:00 pm Eastern Time, April 20, 2005. The call, hosted by Dr. Pehong Chen, can be accessed live by dialing 800-901-5217; pass code 18760210 or live and thereafter by visiting the investor relations section of the Company’s website at www.broadvision.com/ir.

Information Concerning Forward-Looking Statements

Information in this release that involves expectations, beliefs, hopes, plans, intentions or strategies regarding the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which forward-looking statements involve risk and uncertainties. All forward-looking statements included in this release, including, but not limited to, our ability to finalize revenue transactions in future quarters and our ability to generate revenue growth, earnings and adequate cash flows in 2005, are based upon information available to BroadVision as of the date of this release, and BroadVision assumes no obligation to update or correct any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from BroadVision’s current expectations. Factors which could cause or contribute to such differences include, but are not limited to: lack of market acceptance of BroadVision’s existing and new products or services; BroadVision’s inability to continue to develop competitive new products and services on a timely basis; introduction of new products or services by competitors; general economic conditions and BroadVision’s inability to attract and retain qualified employees. These and other factors and risks associated with BroadVision’s business are discussed in its most recent annual report on Form 10-K and in BroadVision’s quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission.

About BroadVision

BroadVision is a global provider of web self-service solutions.  Our agile commerce and portal applications enable customers to quickly create and adapt online processes to keep pace with changing business requirements.  Over 1,000 organizations - including Circuit City, Yankee Candle, Vodafone, Cardinal Health, Hewlett-Packard, Toyota, Japan Airlines and the U.S. Air Force - serving nearly 60 million registered users, rely on BroadVision’s open solutions to power and personalize their mission-critical web initiatives

For more information about BroadVision, Inc., call 650-542-5100, email info@broadvision.com or visit www.broadvision.com.

Additional Information and Where to Find It

In connection with the Company’s solicitation of stockholder approval for the ability to make payments on its outstanding convertible notes with shares of its common stock, the Company has filed a preliminary proxy statement and intends to file a definitive proxy statement with the Securities and Exchange Commission (SEC). INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE REPAYMENT OF THE NOTES. The preliminary proxy statement and, when available, definitive proxy statement may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the definitive proxy statement by directing a written request to Corporate Secretary, BroadVision, Inc., 585 Broadway, Redwood City, California 94063 or by contacting Investor Relations at (650) 261-5100.

The Company and its directors may be deemed to be participants in the solicitation of proxies in respect of the proposal to permit payments on the notes to be made with shares of common stock. Information about the directors of the Company and their ownership of Company common stock is set forth in the Company’s preliminary proxy statement for its 2005 annual meeting of stockholders filed with the SEC on April 7, 2005.

BROADVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	Mar. 31, 2005	Dec. 31, 2004
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$37,218	$41,851
Accounts receivable, less allowance for doubtful accounts and reserves of $1,250 and $1,409 as of March 31, 2005 and December 31, 2004, respectively	12,740	14,370
Restricted cash and investments, current portion	3,156	21,933
Prepaids and other	2,509	2,232
Total current assets	55,623	80,386

Property and equipment, net	3,168	3,566
Restricted cash and investments, net of current portion	1,997	2,323
Goodwill	53,421	53,421
Other intangibles, net	3,013	3,013
Other assets	1,620	1,944
Total assets	$118,842	$144,653

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of bank borrowings	$20,500	$20,637
Current portion of long-term debt	8,129	4,929
Accounts payable	6,334	7,470
Accrued expenses	17,861	40,745
Warrant liability	2,382	4,899
Unearned revenue and deferred maintenance	18,093	19,842
Total current liabilities	73,299	98,522
Long-term debt, net of current portion	4,487	7,054
Bank borrowings, net of current portion	276	389
Other noncurrent liabilities	7,036	8,278
Total liabilities	85,098	114,243
Commitments and contingencies
Stockholders’ equity	33,744	30,410
Total liabilities and stockholders’ equity	$118,842	$144,653

BROADVISION, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	Mar. 31, 2005	Dec. 31, 2004	Mar. 31, 2004
Revenues:
Software licenses	$4,416	$7,292	$7,840
Services	11,951	12,471	13,049
Total revenues	16,367	19,763	20,889
Cost of revenues:
Cost of software licenses	(57)	156	578
Cost of services	5,980	6,008	6,277
Total cost of revenues	5,923	6,164	6,855
Gross profit	10,444	13,599	14,034

Operating expenses:
Research and development	4,287	4,027	4,888
Sales and marketing	5,811	6,974	6,866
General and administrative	2,535	2,386	2,417
Restructuring (credit) charge	(704)	660	570
Total operating expenses	11,929	14,047	14,741
Operating income (loss)	(1,485)	(448)	(707)
Interest and other income (expense), net	2,371	(388)	(24)
Income (loss) before (provision)/ benefit for income taxes	886	(836)	(731)
(Provision)/benefit for income taxes	2,032	450	(136)
Net income (loss)	$2,918	$(386)	$(867)
Basic income (loss) per share	$0.09	$(0.01)	$(0.03)
Diluted income (loss) per share	$0.09	$(0.01)	$(0.03)
Shares used in computing basic income (loss) per share	33,971	33,768	33,300
Shares used in computing diluted income (loss) per share	34,171	33,768	33,300

PRO FORMA FINANCIAL INFORMATION(1):
Net income (loss)	$(1,547)	$930	$(297)
Basic income (loss) per share	$(0.05)	$0.03	$(0.01)
Diluted income (loss) per share	$(0.05)	$0.03	$(0.01)

(1) Pro forma net income (loss) and the related per share amounts exclude: 1) restructuring charges and credits, 2) gains and losses from the revaluation of common stock warrants and 3) credits from the reversal of income tax accruals.  Pro forma net income (loss) and pro forma cost of revenues and operating expenses reconcile to the comparable amounts under generally accepted accounting principles as follows (unaudited, in thousands):

	Three Months Ended
	Mar. 31, 2005	Dec. 31, 2004	Mar. 31, 2004

Net income (loss), generally accepted accounting principles	$2,918	$(386)	$(867)
Pro forma adjustments:
Restructuring charges (credits)	(704)	660	570
Revaluation of warrant	(1,764)	656	—
Reversal of income tax accruals	(1,997)	—	—
Pro forma net income (loss)	$(1,547)	$930	$(297)

Cost of revenues and operating expenses, generally accepted accounting principles	$17,852	$20,211	$21,596
Pro forma adjustments:
Restructuring (charges) credits	704	(660)	(570)
Pro forma cost of revenues and operating expenses	$18,556	$19,551	$21,026